Exhibit 23.3

Consent of Pincock, Allen & Holt

We consent to the use by MK Resources Company (formerly MK Gold Company) in connection with its Registration Statement on Form S-1 and related prospectus, and any amendments thereto, for the registration of its Common Stock in the United States (the “Registration Statement”) and in the Canadian final prospectus and any respective amendments thereto relating to the sale of its shares in Canada (the “Canadian Prospectus”), of our technical report, dated June 8, 2004, and all information derived from our technical report, including any copper reserve information. We also consent to all references to us in the prospectus contained in such Registration Statement and Canadian Prospectus, including under the heading “Experts.”

We hereby certify that we have read the Registration Statement and the Canadian Prospectus and we have no reason to believe that there are any misrepresentations in the information contained in the Registration Statement and the Canadian Prospectus derived from our report or that such disclosure contains any misrepresentation of the information contained in our report.

Pincock, Allen & Holt

By: GERALD CRAWFORD

June 8, 2004